Exhibit 10.17

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEREFORE, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR UNDER AN EXEMPTION FROM SUCH REGISTRATION PERMITTED BY APPLICABLE LAW.

WARRANT TO PURCHASE COMMON STOCK

OF

GRAYMARK HEALTHCARE, INC.

This Warrant is issued to Tyche Health Enterprises LLC, a Nevada limited liability company (together with its successors and assigns, the “Holder”), by Graymark Healthcare, Inc., an Oklahoma corporation (the “Company”), as of July 22, 2013 (the “Warrant Issue Date”). This Warrant is issued for a purchase price of $10.00 plus the Holder’s obligations as described in the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Holder and TSH Acquisition, LLC, an Oklahoma limited liability company (the “Buyer”).

1. Purchase of Shares. Subject to the terms and conditions set forth in this Warrant, the Holder is entitled, upon surrender of this Warrant at the Company’s principal office (or at such other place as the Company notifies the Holder in writing), to purchase from the Company, up to 1,837,037 fully paid and non-assessable shares of the Company’s Common Stock (the “Shares”).

2. Exercise Price. The purchase price per Share is $1.60, subject to adjustment pursuant to Section 6 (as adjusted, the “Exercise Price”).

3. Exercise Period. This Warrant is exercisable, in whole or in part, beginning on the date that is ninety (90) days after the Warrant Issue Date and continuing until the tenth (10th) anniversary of the Warrant Issue Date, at which time this Warrant will expire.

4. Method of Exercise. So long as this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, and from time to time, in as many separate transactions as Holder may determine, the purchase rights evidenced by this Warrant. Such exercise will be effected by the surrender of this Warrant to the Company at its principal offices, together with a duly executed Notice of Exercise (a copy of the form of which is attached hereto), and the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5. Certificates for Shares. Upon the Holder’s exercise of its purchaser rights hereunder, one or more certificates for the number of Shares purchased will be issued to the Holder as soon as practicable thereafter (with appropriate restrictive legends). If the Holder has any remaining rights under this Warrant following a partial exercise of the Holder’s purchase rights hereunder, the Company will reissue this Warrant to evidence such remaining rights.

6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price is subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If at any time before the expiration of this Warrant, the Company subdivides its Common Stock, by split-up or otherwise, or combines its Common Stock, or issues additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant will be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments will also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) will remain the same. Any adjustment under this Section 6(a) will become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such stock dividend, or if no record date is fixed, upon the making of such stock dividend.

(b) Reclassification, Reorganization and Consolidation. If at any time before the expiration of this Warrant, the Company undergoes any reclassification, capital reorganization, or change in its Common Stock (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), the Company (or its successor) will execute and deliver to the Holder appropriate documents evidencing the Holder’s right, at any time before the date on which this Warrant would expire, to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such reclassification, reorganization, or change, as the Holder could have purchased immediately before such reclassification, reorganization, or change. In any such case appropriate provisions will be made with respect to the Holder’s rights and interest so that the provisions of this Warrant will thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise of this Warrant, and appropriate adjustments will be made to the purchase price per share payable hereunder, provided the aggregate purchase price will remain unchanged.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall, at its option either (i) make a cash payment to the Holder for such fractional shares based on the Exercise Price then in effect, or (ii) round such fractional share up to the next whole number.

8. Restricted Securities. Holder hereby confirms that it has been informed that this Warrant and the Shares issued upon exercise of this Warrant are restricted securities under the Securities Act of 1933, as amended (the “Act”), and may not be resold or transferred unless the securities to be resold are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Holder hereby acknowledges that it is prepared to hold this Warrant, and the Shares issued upon exercise of this Warrant, for an indefinite period.

9. Transfers of Warrant.

(a) To the extent permitted by the Act (either pursuant to a valid registration thereunder or exemption from such registration) and other applicable state and federal law, Holder may partially or wholly assign or transfer this Warrant and its rights hereunder. Upon the Holder’s surrender of this Warrant to the Company at its principal offices, together with a copy of the documentation evidencing such transfer or assignment, the Company shall issue replacement warrants in place hereof to Holder (if Holder retains any rights hereunder) and each transferee in substantially similar form to this Warrant evidencing the rights of Holder and such transferee(s), as applicable, in and to the proportionate number of Shares to which they are entitled.

(b) Except as provided in the preceding Section 9(a), this warrant is not transferable in whole or in part without the Company’s prior written consent, and as permitted by applicable law (including without limitation, the Act).

10. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11. Governing Law; Dispute Resolution. This Warrant shall be governed in all respects by the laws of the State of Oklahoma as such laws are applied to agreements between Oklahoma residents entered into and to be performed entirely within Oklahoma.

12. Amendment. Any term of this Warrant may be amended only with the written consent of the Company and the holder of this Warrant. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

GRAYMARK HEALTCHARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

SIGNATURE PAGE

WARRANT TO PURCHASE COMMON STOCK

NOTICE OF EXERCISE

To: Graymark Healthcare, Inc.

The undersigned hereby elects to purchase                          shares of Common Stock of Graymark Healthcare, Inc., an Oklahoma corporation, pursuant to the terms of the attached Warrant; payment of the Exercise Price per share required under such Warrant accompanies this notice. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the undersigned.

WARRANT HOLDER:

By:
Name:
Title
Name:

Address:

Date: